EXHIBIT 4.1

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                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into as of this 27th date of September, 1996, by and among Thomas E. Waite ("Consultant") with offices at 106 Ridge Road, Lake May, Florida 32746 and Heng Fai China Industries, Inc., a Delaware corporation ("HFCI"), with corporate offices at 650 West Georgia St., Suite 588, Vancouver, British Columbia, Canada V68 4N8.

         WHEREAS, HFCI desires to engage Consultant to perform certain services including public relations services on its behalf and to advise HFCI on certain business opportunities; and

         WHEREAS, Consultant has represented that it has the expertise to perform those certain services which will enhance the growth and value of HFCI;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows;

1.   Representations of HFCI. HFCI represents and warrants that:

     (a) HFCI has the full power and authority to execute and deliver this Agreement, and to perform all of its obligations herein.

     (b) All news releases or other publicity about HFCI will be coordinated with the Consultant and will be issued in accordance with the legal requirements of a public company.

     (c) HFCI shall approve or disapprove the issuance of all press releases and any other material representations about HFCI suggested by Consultant.

     (d) The common stock of HFCI (the "Shares") to be issued to Consultant as compensation shall be properly authorized, issued and registered under the Securities Act of 1933, on a Form S-8 registration statement or other appropriate form. The Consultant shall not engage in any direct or indirect capital raising activities on behalf of HFCI and/or its affiliates.

2.   Representations of Consultant. Consultant represents and warrants that:

     (a) Consultant has the full power and authority to execute and deliver this Agreement, and to perform all of his obligations herein.

     (b) Consultant shall limit his representations about HFCI to facts disclosed by HFCI to Consultant.

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3.   Services  to be  Performed.  Consultant  agrees to  provide  the  following services on behalf of HFCI for one calendar year from the date this Agreement is signed:

     (a) Consultant shall assist HFCI in its efforts to open channels of distribution for HCFI's product throughout the world;

     (b) Consultant shall provide input on HFCI's marketing and sales plans and materials;

     (c) Consultant shall review, advise and have input on HFCI's distribution agreements.

     (d)  Consultant  shall provide advice and assistance to HFCI with regard to
          public   relations,   mergers,   acquisitions   and   other   business
          opportunities;

     (e) Consultant shall provide public relations services to HFCI and shall advise HFCI regarding press releases and communications with the investment community, including mutual funds, money managers, investors and brokerage firms;

     (f) Consultant shall review and upon HFCI's request, release all press releases and public announcements in coordination with HFCI and HFCI's legal counsel;

     (g) Consultant shall, subject to HFCI's directions, coordinate press conferences with the general media, newspapers, trade publications, magazines, financial news letters, investment advisory reports, wire services such as Dow Jones, Reuters, and Bloomberg, and financial television and radio programs; and

     (h) Consultant shall serve as a non-exclusive spokesperson for HFCI to the investment community.

4. Term of this Agreement. This Agreement shall be binding and in effect for one calendar year from the date this Agreement is signed.

5.   Compensation.

     (a) Base Compensation. As compensation for Consultant's services, HFCI shall transfer to Consultant 300,000 shares of HFCI common stock (the "Shares"). These Shares shall be delivered to Consultant simultaneously with the execution of this Agreement. HFCI shall simultaneously undertake to register such Shares under the Securities Act of 1933 on Form S-8 or any other available forms, at HFCI's sole cost and expense. On the date of this Agreement, shares of HFCI are quoted at a bid price of $1.0625 on the Bulletin Board of the National Association of Securities Dealers, Inc.

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     (b)  Bonus  Compensation.  The  Board of  Directors  of  HFCI,  in its sole discretion, shall, from time to time, review the activities of Consultant with a view towards bonus compensation which may be awarded such compensation may take the form of cash, common stock or other property, and shall be commensurate with the services rendered by Consultant on behalf of HFCI and the value thereby added to HFCI and to its stockholders.

6. Expenses. Consultant shall be responsible during the entire term of this Agreement for all of his own expenses incurred in connection with this Agreement. HFCI shall not reimburse Consultant for any out-of-pocket expenses incurred by Consultant in the performance of this Agreement and its activities for HFCI.

7. Notices. All notices, requests, demands and other communications hereunder shall be in writing and personally delivered or sent by registered or certified mail to the following addressees:

If to HFCI:         Heng Fai China Industries, Inc.
                    650 West Georgia Street
                    Suite 588
                    Vancouver, British Columbia, Canada V6E 4N8

Copy to:            Anthony M. Collura, Esq.
                    Silverman, Collura & Cherris, P.C.
                    381 Park Avenue South
                    Suite 1601
                    New York, NY 10016
                    Fax: (212) 779-8858

If to Consultant:   Thomas E. Waite
                    106 Ridge Road
                    Lake Mary, Florida 32746
                    Fax; (407) 324-0664

Copy to:            Victor L. Chapman, Esquire
                    Barretto Chapman & Ruta, P.A.
                    940 Highland Avenue
                    Orlando, Florida 32803
                    Fax: (407) 648-1190

Provided, however, that either party hereto may, from time to time give to the other party written notice, in the manner provided herein, of some other address, to which communications to such party shall be sent, in which event notices to such party shall be personally delivered or sent by

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registered or certified mail to such address. Notice shall be deemed effectively give hereunder when personally  delivered or deposited in the United States mail
postage  prepaid,   registered  or  certified,   return  receipt  requested,  or
transmittal by overnight receipted courier as the case may be.

8. Legal Fees. Subject to the rights of indemnification and release contained herein, in the event of any legal action or proceeding instituted with respect to this Agreement, the party prevailing in such action or proceeding shall be entitled to collect from the non-prevailing in such action or proceeding shall be entitled to collect from the non-prevailing party reasonable attorney fees, paralegal fees, law clerk fees and other legal costs and expenses, whether incurred at or before trial, and whether incurred at the trial level or in any appellate proceeding.

9. Binding Effect, Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, spouses, beneficiaries, successors and permitted assigns. Neither party to this Agreement may assign such party's rights or obligations hereunder without the prior written consent of the other party.

10. Complete Assignment. This Agreement constitutes the complete understanding between the parties with respect to the subject matter hereof. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein and supersedes all prior or contemporaneous agreements, negotiations, representations or discussions with respect to such subject matter. This Agreement may not be amended or modified except by a written instrument executed by the parties hereto.

11. Governing Law. This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of the State of Florida. In the event of any legal or equitable action arising under this Agreement, the parties hereto hereby agree that the courts of Orange County, in the State of Florida shall have sole and exclusive jurisdiction and venue over any such action and hereby consent to such jurisdiction.

12. Further Actions. Each party to this Agreement shall take such further actions to execute, file, record, publish and deliver such additional certificates, instruments, agreements and other documents as the other party may from time to time, reasonably request in order to effectuate the transfer contemplated herein, or otherwise to accomplish the purposes of this Agreement.

13. Waiver. No waiver of any breach of any term or condition of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition of a like or different nature.

14. Severability. If any provision of this Agreement shall be held invalid or unenforceable, such validity or unenforceability shall not, if possible, affect the validity or enforceability

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     of any other  provision of this  Agreement,  and this Agreement  shall,  if possible, be construed and enforced in all respects are if such invalid or unenforceable provision had not been contained herein.

15. Draftsmanship. The fact that one of the parties may have drafted or structured any provision hereof shall not be considered in construing the particular provision either in favor of, or against, such party.

16. Counterparts. This Agreement may be executed simultaneously in several counterparts each of which shall be deemed an original, but all of which shall only constitute one instrument. Facsimile signatures are acceptable.

         IN WITNESS WHEREOF, each of the parties having agreed to the above mentioned terms and conditions have hereunder set their hands and seals as of this 27th day of September, 1996.


                                        THOMAS E. WAITE - CONSULTANT

                                        By:  /s/ Thomas E. Waite  10/8/96
                                           -------------------------------
                                             Thomas E. Waite


                                        HENG FAI CHINA INDUSTRIES, INC.

                                        By:  /s/ Robert H. Trapp
                                           -------------------------------
                                                            10/8/96